                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated February 5, 1997 appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1996.

Deloitte & Touche LLP

Los Angeles, California

August 29, 1997